Exhibit 99.1 Press Release

Allied Nevada Optimizes Phase 1 of the Hycroft Mill Expansion with Improved Upfront Capital Requirements
November 26, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us”, “we”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV), in association with M3 Engineering and Technology, has developed an optimized approach to the planned construction sequence for the Hycroft mill expansion. With the completion of the Hycroft mill expansion feasibility study entitled “NI 43-101 Technical Report, Mill Expansion Feasibility Study, Winnemucca, Nevada, USA” and dated November 3, 2014 (“Hycroft Feasibility Study”) in October, 2014, we directed our focus on the first phase of the mill expansion with the goal of maintaining the throughput rate of the initial phase of the mill construction while minimizing upfront capital requirements. The capital re-sequencing and optimization exercise indicates that we can begin operation of the first line of the mill for a capital outlay of approximately $768 million, a reduction of 18% from phase one costs that were shown in the feasibility study of approximately $934.5 million. The expected reduction in the first phase capital was achieved by re-sequencing construction of infrastructure and certain components that were previously scheduled to be built in the first phase, but would not deliver significant cash flow in the current market environment or were not being fully utilized until the full 120,000 tpd mill was operating. A detailed capital cost estimate of the optimized first phase is expected to be completed in early 2015.
The optimized case is based on the same parameters that were developed for the recently announced Hycroft Feasibility Study. The first phase of mill construction continues to be anticipated to have a nominal processing capacity of 60,000 tons per day (“tpd”), with a potential to process up to 70,000 tpd depending on ore hardness. Annual average sales for the combined heap leach and single line mill during the initial five years are anticipated to be 340,000 ounces of gold and 15.1 million ounces of silver at adjusted cash costs per ounce1 of between $575 and $600. We would anticipate that this line would become operational in 2017, subject to our securing the necessary financing.
“We reviewed the construction sequence as presented in the feasibility study and determined that, in this gold price environment, we needed to identify which components delivered the maximum cash flow, while spending the minimum upfront capital. We believe this plan achieves that goal and also provides flexibility in our financing efforts while still delivering growth at Hycroft,” commented Randy Buffington, President and CEO of Allied Nevada. “We believe this is a more intelligent approach to the construction sequence, which will reduce the financing and execution risks associated with a large expansion in this market.”

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

1
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Quarterly Report on Form 10-Q titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

Exhibit 99.1 Press Release

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.
All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals; risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
The technical contents of this news release have been prepared under the supervision of Daniel Roth, Project Manager at M3 Engineering and Technology, and Tony Peterson, Corporate Mine Engineer at Allied Nevada Gold Corp., a Registered Professional Engineer in the State of Colorado #43867 who are Qualified Persons as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hycroft Feasibility Study, which is filed on www.sedar.com and available on our website.
Non-GAAP Financial Measure
Adjusted Cash Costs Per Ounce
Adjusted cash costs per ounce is a non-GAAP financial measure, calculated on a per ounce of gold sold basis, and includes all direct and indirect operating cash costs related to the physical activities of producing gold, including mining, processing, cash portions of production costs written-down, the effective portion of any cash flow hedges, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of revenue earned from silver sales. Because we are a primary gold producer and our operations focus on maximizing profits and cash flows from the extraction and sale of gold, we believe that silver revenue is peripheral and not material to our key performance measures or our Hycroft Mine operating segment and, as such, adjusted cash costs per ounce is reduced by the benefit received from silver sales.
Adjusted cash costs per ounce provides management and investors with a further measure, in addition to conventional measures prepared in accordance with GAAP, to assess the performance of our mining operations and ability to generate cash flows over multiple periods from the sale of gold. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other mining companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Allied Nevada Reports Optimized Capital for Hycroft Mill Phase 1 Construction	2